Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-174251, 333-183837, 333-185113, 333-201821, 333-206003, 333-206047 and 333-226905) on Form S-3 and in the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, 333-191467, 333-206009, 333-214618, 333-221554 and 333-227354) on Form S-8 of Palatin Technologies, Inc. of our report dated September 25, 2020, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2020 and 2019, the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity (deficiency), and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes (collectively, the consolidated financial statements), which report appears in the June 30, 2020 annual report on Form 10-K of Palatin Technologies, Inc. Our report on the consolidated financial statements refers to changes in accounting for revenue and leases.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 25, 2020